EXHIBIT 99.1

Marlin Reports First Quarter 2020 Results and Declares a Cash Dividend of $0.14 Per Share

 First Quarter Summary:

  Net loss of $11.8 million, or $1.00 per diluted share, compared with net income of $5.1 million, or $0.41 per diluted share a year ago and $8.4 million, or $0.69 per diluted share last quarter. Net loss on an adjusted basis* of $10.0 million, or $0.84 per diluted share, compared with net income on an adjusted basis of $5.0 million, or $0.40 per diluted share a year ago
  Total sourced origination volume of $157.4 million, down 24.5% year-over-year. Total origination yield of 12.45%, up 2 basis points from the prior quarter and down 31 basis points year-over-year
  Net Investment in Leases and Loans totaled $970.1 million, compared with $1.0 billion a year ago; total managed assets ended the first quarter at $1.3 billion, up 6.8% from a year ago
  Total Allowance for credit losses of $52.1 million, representing a $30.4 million increase from December 31, 2019, which includes an $11.9 million increase from the adoption of Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (“CECL”); The allowance as a percentage of receivables was 4.66% for equipment finance and 12.20% for working capital
  Annualized net charge-offs of 3.11%, compared with 3.00% in the prior quarter and 1.83% in the first quarter last year
  As previously announced, the Company’s Capital Maintenance and Liquidity Agreement with the Federal Deposit Insurance Corporation was terminated; Total Risk-based capital ratio of 19.94%, or 9.94% above the Company’s minimum regulatory requirement

MOUNT LAUREL, N.J., April 30, 2020 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ: MRLN), a nationwide provider of capital solutions to small businesses (“Marlin” or the “Company”), today reported first quarter 2020 net loss of $11.8 million, or $1.00 per diluted share, compared with net income of $8.4 million, or $0.69 per diluted share in the prior quarter, and $5.1 million, or $0.41 per share a year ago.

Jeffrey A. Hilzinger, Marlin’s President and CEO, said, “Marlin continues to carefully evaluate the public health crisis and resulting economic dislocation to its small business customers resulting from the COVID-19 outbreak. Beginning in early March, we initiated a series of measures to protect our employees from the effects of the pandemic, carefully manage our liquidity and capital position, and protect the value of our portfolio. We are continuing to lend and support our customers and partners during these challenging times. In addition, for existing customers and partners, we have implemented programs to help them weather the crisis including a payment deferral program for customers that have been directly impacted by COVID-19, and we are a participating lender in the second round of funding under the federal government’s Paycheck Protection Program administered by the SBA.”

Mr. Hilzinger continued, “As we navigate this evolving and uncertain environment, we remain focused on the tasks at hand—supporting our employees, valued customers and partners while ensuring business continuity and financial stability.  This has been a particularly stressful time for our employees, and I want to thank all of my colleagues for their deep commitment to our company and our customers during this unprecedented experience. We look forward to serving our customers and communities well in a time of need and emerging from this crisis as a stronger enterprise.”

Results of Operations
Total sourced origination volume for the first quarter of $157.4 million was down 24.5% from a year ago. Direct origination volume of $37.8 million in the first quarter was down 13.2% from $43.6 million in the first quarter of 2019. Indirect origination volume in the first quarter of 2020 was $113.8 million, down 24.1% from $149.9 million in the first quarter last year. Assets originated for sale in the first quarter of $3.3 million compared with $11.3 million in the first quarter last year. Referral volume totaled $2.5 million, down from $3.6 million in the first quarter last year.

Net interest and fee margin as a percentage of average finance receivables was 9.34% for the first quarter, down 10 basis points from the fourth quarter of 2019 and down 25 basis points from a year ago. The sequential quarter decrease was driven primarily by a change in the presentation of residual income driven by the adoption of CECL.  During 2019 and prior periods, residual income was presented in fee income; however, effective in the first quarter 2020, residual income is included in the future cash flows used to assess credit losses and therefore this activity is reflected in the allowance for credit losses.  The year-over-year decrease in margin percentage was also primarily related to the residual income presentation change described above, as well as a 31 basis point decrease in new origination loan and lease yield partially offset by a decrease in interest expense resulting from lower deposit rates. The Company’s interest expense as a percent of average total finance receivables was 225 basis points in the first quarter of 2020 compared with 236 basis points for the fourth quarter of 2019 and 239 basis points for the first quarter of 2019, resulting from lower rates and a shift in mix, as higher rate long-term debt pays down.

On an absolute basis, net interest and fee income was $23.6 million for the first quarter of 2020 compared with $24.0 million in the first quarter last year.

The Company adopted CECL during the first quarter, which resulted in an $11.9 million increase to the Allowance for credit losses as of January 1, 2020. During the quarter, the Company’s expectations for future net cash flows of the portfolio, the credit environment and economic conditions changed considerably to reflect the impact from COVID-19, which in turn significantly impacted estimated lifetime credit losses. As a result, the provision for credit losses was $25.2 million in the first quarter of 2020, compared to $5.4 million in the first quarter of 2019.

Non-interest income was $12.2 million for the first quarter of 2020, compared with $13.5 million in the prior quarter and $12.9 million in the prior year period. The sequential and year-over-year decrease in non-interest income is primarily due to a decrease in gains from the sale of assets. Non-interest expense was $29.9 million for the first quarter of 2020, compared with $16.4 million in the prior quarter and $24.8 million in the first quarter of 2019. The year-over-year increase was primarily due to a Goodwill impairment charge of $6.7 million in the first quarter, which represented a full write-down of the Company’s Goodwill previously established in connection with its past two acquisitions. The sequential quarter increase was due to the seasonality of property tax expenses, which are primarily incurred in the first quarter.

The Company’s efficiency ratio for the first quarter was 83.5% compared with 67.2% in the first quarter last year. Excluding the impact of certain non-GAAP adjustments, the Company’s efficiency ratio on an adjusted basis* for the first quarter was 52.7% compared with 57.8% in the first quarter of 2019.

Marlin recorded a $7.4 million tax benefit in the first quarter, resulting in an effective tax rate of 38.6%.  The CARES Act, enacted on March 27, 2020, allowed for the carryback of the Company’s net operating losses (“NOLs”) into tax years with higher federal tax rates, resulting in a NOL re-measurement benefit of $3.3 million for the first quarter of 2020. This discrete item was the primary driver in year-over-year and quarter-over-quarter increases in effective tax rates. Comparatively, the fourth quarter of 2019 reflected a $2.9 million tax expense representing an effective tax rate of 25.5%, and in the first quarter 2019, the Company recorded $1.6 million of tax expense, representing an effective tax rate of 23.8%.

Portfolio Performance
Allowance for credit losses as a percentage of total finance receivables was 5.09% at March 31, 2020 compared with 3.29% at December 31, 2019 adjusted for the $11.9 million January 1, 2020 adoption of CECL.  In addition, the prior year under the incurred loss allowance model, the percentage was with 2.15% at December 31, 2019 and 1.66% at March 31, 2019.

For the three months ended March 31, 2020, the Company recorded a $25.2 million provision for credit losses, which was $19.8 million greater than the $5.4 million provision recognized for the three months ended March 31, 2019 and $14.9 million greater than the $10.3 million recognized in the fourth quarter of 2019.  The increase in provision for the first quarter of 2020 was primarily attributed to increases resulting from updates to the Company’s estimate for changes in economic conditions due to COVID-19.

Finance receivables over 30 days delinquent were 1.79% of the Company’s total finance receivables portfolio as of March 31, 2020, up 39 basis points from December 31, 2019 and up 70 basis points from March 31, 2019. Finance receivables over 60 days delinquent were 1.00% of the Company’s total finance receivables portfolio as of March 31, 2020, up 17 basis points from December 31, 2019 and up 36 basis points from March 31, 2019. Annualized first quarter net charge-offs were 3.11% of average total finance receivables versus 3.00% in the fourth quarter of 2019 and 1.83% a year ago.

As a result of the impact from COVID-19, the Company has experienced an increase in the amount of loan and lease restructure requests from customers who have been impacted by the pandemic.  The Company is currently offering a 90 day payment deferral program for equipment finance loans and leases and a 30-60 day payment deferral program for working capital loans for customers who are current under their existing obligations and can demonstrate that their ability to repay has been directly impacted by the COVID-19 crisis.  As of March 31, 2020, the Company had $12.5 million and $7.0 million of net investment in payment deferral agreements for equipment finance and working capital, respectively.

Portfolio Concentration
In response to COVID-19, the Company took aggressive action to adjust its underwriting standards, focusing on industries identified as highly impacted. Businesses in these industries were in most cases deemed non-essential by state governments and were therefore subject to mandatory shutdown due to social distancing requirements.  We have a well-diversified portfolio across industries and geographical areas for both Equipment Finance and Working Capital.  The following table reflects our contracts in highly impacted industries where net investment is in excess of 5% of the total portfolio:

Equipment Finance		Working Capital
Miscellaneous Services (1)	12.3%	Retail	10.7%
Retail	8.1%	Miscellaneous Services (1)	8.0%
Restaurants	7.6%	Restaurants	7.6%
Medical	6.1%

(1) Miscellaneous Services is an amalgamation of service related SIC codes, the largest of which are Business Services, Repair Services, and Equipment Rental and Leasing.

Capital and Liquidity
As of March 31, 2020, the Company had $211.1 million of Cash and cash equivalents, an increase of $88 million from December 31, 2019.  As of March 31, 2020, the Company had additional available liquidity of $30 million from lines of credit with financial institutions and the Federal Reserve discount window.  There were no borrowings made on these additional sources of liquidity as of March 31, 2020 or subsequently.

As of March 31, 2020, the Company’s consolidated equity to assets ratio was 14.92%. This compares to 17.80% and 16.17%, in the prior quarter and year ago quarter, respectively.  The Company’s Total Risk-based capital ratio was 19.94% as of March 31, 2020, which was 9.94% above our minimum regulatory requirement.

Corporate Developments
During the first quarter, the Company invested approximately $4.3 million to repurchase 264,470 shares at an average price of $16.09.  As of March 31, 2020, there remained approximately $4.7 million available under the $10 million stock repurchase program authorized by the Board of Directors in August of 2019.

On April 30, 2020, Marlin’s Board of Directors declared a $0.14 per share quarterly dividend. The dividend is payable on May 21, 2020, to shareholders of record on May 11, 2020. Based on the closing stock price on April 28, 2020, the annualized dividend yield on the Company’s common stock is 6.66%.

On March 31, 2020 the Company announced the termination of its Capital Maintenance and Liquidity Agreement (the “CMLA Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”), and the FDIC’s rescission of certain nonstandard conditions in the FDIC’s original order granting federal deposit insurance to the Company’s wholly-owned subsidiary, Marlin Business Bank. As a result of the termination of the CMLA Agreement, the Company’s consolidated capital maintenance requirements have been reduced going forward to the standard regulatory thresholds. Based on the termination of the CMLA Agreement, the Company’s capital requirements were reduced by approximately $47 million, to well capitalized levels, for the quarter ended March 31, 2020.

Business Outlook
Due to the rapidly changing economic environment and high level of uncertainty surrounding the COVID-19 pandemic, it is impossible to predict the pandemic’s impact on the Company’s future financial results. As such, the Company is withdrawing its forward-looking financial guidance for the full-year ending December 31, 2020, which was provided on January 30, 2020.

* Non-GAAP Financial Measures: Net income (loss) on an adjusted basis and adjusted efficiency ratio are financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP).  See “Regulation G – Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, in accordance with Regulation G.

Conference Call and Webcast
Marlin will host a conference call on Friday, May 1, 2020 at 9:00 a.m. ET to discuss the Company’s first quarter 2020 results. The conference call details are as follows:

First Quarter 2020 Financial Results Conference Call
Date:	Friday, May 1, 2020
Time:	9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time
Dial-in:	1-877-407-0792 (Domestic) 1-201-689-8263 (International)
Conference ID:	13701739
Webcast:	http://public.viavid.com/index.php?id=139043

For those unable to participate during the live broadcast, a replay of the call will also be available from 12:00 p.m. Eastern Time on May 1, 2020 through 11:59 p.m. Eastern Time on May 15, 2020 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13701739.

About Marlin
Marlin is a nationwide provider of capital solutions to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. For more information about Marlin, visit marlincapitalsolutions.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements represent only the company’s current beliefs regarding future events and are not guarantees of performance or results.  All forward-looking statements (including statements regarding expectations of future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “could”, “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others (including but not limited to the impact of the COVID-19 pandemic), affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained under the headings “Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the United States Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are also available in the “Investors” section of our website. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.  Investors are cautioned not to place undue reliance on such forward-looking statements.

The Company uses certain financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines net income on an adjusted basis as net income excluding after-tax income and expenses that are deemed to be unusual in nature or infrequent in occurrence and are not indicative of the underlying performance of the business for the period presented.  The Company defines diluted earnings per share on an adjusted basis, return on average assets on an adjusted basis and return on average equity on an adjusted basis as the calculation used for the “as reported” number substituting net income as reported with net income on an adjusted basis while using the same denominator in the “as reported” number, where appropriate. The Company defines efficiency ratio on an adjusted basis as the calculation used for the “as reported” ratio adjusting the numerator for any discrete pre-tax adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement, acquisition related expense, and Rep and Warranty liability adjustments, as applicable.  The Company adjusts the denominator in the “as reported” ratio for pass-through lease revenue that is required to be presented on a gross basis in the income statement, as applicable. The Company defines General and administrative annualized percent of average finance receivables, on an adjusted basis, as the calculation used for the “as reported” ratio, adjusting the numerator for acquisition related general and administrative expenses, Rep and Warranty liability adjustments, and pass-through lease expenses that are required to be presented on a gross basis in the income statement, as applicable.  The adjusted ratio uses the same denominator as the “as reported” ratio.  The Company defines Non-interest expense divided by average total managed assets, on an adjusted basis, as the calculation used for the “as reported” ratio adjusting the number for any discrete pre-tax adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement, acquisition related expenses, and Rep and Warranty liability adjustments, as applicable.  The adjusted ratio uses the same denominator as the “as reported” ratio.  The Company believes that these non-GAAP measures are useful performance metrics for management, investors and lenders, because it provides a means to evaluate period-to-period comparisons of the Company's financial performance without the effects of certain adjustments in accordance with GAAP that may not necessarily be indicative of current operating performance.

Non-GAAP financial measures should not be considered as an alternative to GAAP financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Investor Contacts:
Mike Bogansky, Senior Vice President & Chief Financial Officer
856-505-4108

Lasse Glassen, Addo Investor Relations
lglassen@addoir.com
424-238-6249

-Tables to Follow--

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2020	2019

	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$5,261	$4,701
Interest-earning deposits with banks	205,809	118,395
Total cash and cash equivalents	211,070	123,096
Time deposits with banks	13,664	12,927
Restricted interest-earning deposits (includes $6.5 and $6.9 million at March 31, 2020, and	6,474	6,931
December 31, 2019, respectively, related to consolidated VIEs)
Investment securities (amortized cost of $10.6 million and $11.1 million at	10,480	11,076
March 31, 2020 and December 31, 2019, respectively)
Net investment in leases and loans:
Leases	407,148	426,608
Loans	614,988	601,607
Net investment in leases and loans, excluding allowance for credit losses	1,022,136	1,028,215
(includes $62.0 million and $76.1 million at March 31, 2020 and December 31, 2019, respectively, related to consolidated VIEs)
Allowance for credit losses	(52,060)	(21,695)
Total net investment in leases and loans	970,076	1,006,520
Intangible assets	7,261	7,461
Goodwill	—	6,735
Operating lease right-of-use assets	8,618	8,863
Property and equipment, net of allowance	8,138	7,888
Property tax receivables	10,291	5,493
Other assets	17,465	10,453
Total assets	$1,263,537	$1,207,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$941,996	$839,132
Long-term borrowings related to consolidated VIEs	62,193	76,091
Operating lease liabilities	9,487	9,730
Other liabilities:
Sales and property taxes payable	7,267	2,678
Accounts payable and accrued expenses	28,427	34,028
Net deferred income tax liability	25,677	30,828
Total liabilities	1,075,047	992,487

Stockholders’ equity:
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 75,000,000 shares authorized;
11,884,473 and 12,113,585 shares issued and outstanding at March 31, 2020 and	119	121
December 31, 2019, respectively
Additional paid-in capital	75,647	79,665
Accumulated other comprehensive income (loss)	20	58
Retained earnings	112,704	135,112
Total stockholders’ equity	188,490	214,956
Total liabilities and stockholders’ equity	$1,263,537	$1,207,443

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2020	2019

	(Dollars in thousands, except per-share data)

Interest income	$26,465	$25,883
Fee income	2,766	4,042
Interest and fee income	29,231	29,925
Interest expense	5,680	5,962
Net interest and fee income	23,551	23,963
Provision for credit losses	25,150	5,363
Net interest and fee income after provision for credit losses	(1,599)	18,600

Non-interest income:
Gain on leases and loans sold	2,282	3,612
Insurance premiums written and earned	2,282	2,132
Other income	7,639	7,204
Non-interest income	12,203	12,948
Non-interest expense:
Salaries and benefits	9,519	11,451
General and administrative	13,605	13,354
Goodwill impairment	6,735	-
Non-interest expense	29,859	24,805
(Loss) income before income taxes	(19,255)	6,743
Income tax (benefit) expense	(7,434)	1,602
Net (loss) income	$(11,821)	$5,141

Basic (loss) earnings per share	$(1.00)	$0.42
Diluted (loss) earnings per share	$(1.00)	$0.41

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended March 31,
	2020	2019

	(Dollars in thousands, except per-share data)

Net (loss) income as reported	$(11,821)	$5,141
Deduct:
Goodwill impairment	(6,735)
Reversal of charges in connection with executive separation	-	218
Tax effect	1,614	(56)
Total adjustments, net of tax	(5,121)	162

Net tax benefit resulting from the CARES Act of 2020	3,256	-

Net (loss) income on an adjusted basis	$(9,956)	$4,979

Diluted (loss) earnings per share as reported	$(1.00)	$0.41
Diluted (loss) earnings per share on an adjusted basis	$(0.84)	$0.40
Return on Average Assets as reported	-3.98%	1.70%
Return on Average Assets on an adjusted basis	-3.35%	1.64%
Return on Average Equity as reported	-22.75%	10.45%
Return on Average Equity on an adjusted basis	-19.16%	10.12%

Efficiency Ratio numerator as reported	$29,859	$24,805
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	(6,735)	218
Acquisition related expenses	(378)	(716)
Rep & Warranty liability adjustment	(807)	-
Pass-through expenses	(6,002)	(6,233)
Efficiency ratio numerator on an adjusted basis	$15,937	$18,074
Adjustments to Denominator:
Efficiency Ratio denominator as reported	$35,754	$36,911
Pass-through revenue	(5,504)	(5,643)
Efficiency Ratio denominator on an adjusted basis	$30,250	$31,268

Efficiency Ratio as reported	83.51%	67.20%
Efficiency Ratio on an adjusted basis	52.68%	57.80%

Non-interest Expense / Average total managed assets numerator, as reported	$29,859	$24,805
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	(6,735)	218
Acquisition related expenses	(378)	(716)
Rep & Warranty liability adjustment	(807)
Pass-through expenses	(6,002)	(6,233)
Non-interest Expense / Average total managed assets numerator, on an adjusted basis	$15,937	$18,074

Non-interest Expense / Average total managed assets as reported	8.89%	8.42%
Non-interest Expense / Average total managed assets on an adjusted basis	4.74%	6.14%

General and administrative expense Annualized % of Average
Finance Receivables numerator as reported	$13,605	$13,354
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	-	-
Acquisition related expenses	(200)	(241)
Rep & Warranty liability adjustment	(807)
Pass-through expenses	(6,002)	(6,233)
General and administrative expense Annualized % of Average
Finance Receivables numerator as adjusted	$6,596	$6,880

General and administrative expense Annualized % of Average
Finance Receivables as reported	5.39%	5.34%
General and administrative expense Annualized % of Average
Finance Receivables on an adjusted basis	2.62%	2.75%

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020

Net Income:
Net Income	$5,141	$6,115	$7,446	$8,414	$(11,821)

Annualized Performance Measures:
Return on Average Assets	1.69%	1.94%	2.34%	2.74%	-3.98%
Return on Average Stockholders' Equity	10.45%	12.05%	14.58%	16.04%	-22.75%

EPS Data:
Net Income Allocated to Common Stock	$5,069	$6,041	$7,357	$8,313	$(11,821)
Number of Shares - Basic	12,165,646	12,184,996	12,054,944	11,996,446	11,876,147
Basic Earnings per Share	$0.42	$0.50	$0.61	$0.69	$(1.00)

Number of Shares - Diluted	12,252,116	12,266,851	12,167,962	12,118,193	11,876,147
Diluted Earnings per Share	$0.41	$0.49	$0.60	$0.69	$(1.00)

Cash Dividends Declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

New Asset Production:
Direct Originations	$43,565	$49,038	$41,556	$50,421	$37,821
Indirect Originations	$149,875	$160,279	$139,472	$167,740	$113,760
Total Originations	$193,440	$209,317	$181,028	$218,161	$151,581

Equipment Finance Originations	$169,831	$181,824	$154,781	$186,852	$127,681
Working Capital Loans Originations	$23,609	$27,493	$26,247	$31,309	$23,900
Total Originations	$193,440	$209,317	$181,028	$218,161	$151,581

Assets originated for sale in the period	$11,298	$18,025	$18,174	$16,344	$3,301
Assets referred in the period	$3,617	$4,140	$2,408	$1,961	$2,509
Total Sourced Originations	$208,355	$231,482	$201,610	$236,466	$157,391
Assets sold in the period	$52,867	$57,640	$85,425	$114,483	$22,929

Implicit Yield on Direct Originations	23.09%	23.09%	24.38%	23.20%	21.69%
Implicit Yield on Indirect Originations	9.76%	9.85%	10.10%	9.19%	9.39%
Total Implicit Yield on Total Originations	12.76%	12.95%	13.38%	12.43%	12.45%

Implicit Yield on Equipment Finance Originations	9.59%	9.71%	9.57%	8.91%	8.95%
Implicit Yield on Working Capital Loans Originations	35.55%	34.34%	35.81%	33.51%	31.16%

# of Leases / Loans Equipment Finance	7,467	7,648	6,836	7,279	5,863
Equipment Finance Approval Percentage	58%	55%	53%	54%	46%
Average Monthly Equipment Finance Sources	1,074	1,149	1,067	1,033	932

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted general and administrative expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.  See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.  See schedule for details.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020

Net Interest and Fee Margin (NIM)
Percent of Average Total Finance Receivables:
Interest Income	10.36%	10.50%	10.57%	10.34%	10.49%
Fee Income (5)	1.62%	1.36%	1.48%	1.46%	1.10%
Interest and Fee Income	11.98%	11.86%	12.05%	11.80%	11.59%
Interest Expense	2.39%	2.48%	2.50%	2.36%	2.25%
Net Interest and Fee Margin (NIM)	9.59%	9.38%	9.55%	9.44%	9.34%

Cost of Funds (1)	2.49%	2.60%	2.63%	2.57%	2.50%

Interest Income Equipment Finance	$21,722	$22,390	$22,355	$21,620	$21,076
Interest Income Working Capital Loans	$3,228	$3,767	$4,389	$4,545	$4,932

Average Total Finance Receivables	$999,432	$1,031,774	$1,048,798	$1,034,464	$1,008,823
Average Net Investment Equipment Finance	$960,501	$986,075	$995,346	$977,225	$947,696
Average Working Capital Loans	$38,931	$45,699	$53,452	$57,239	$61,127

End of Period Net Investment Equipment Finance	$981,664	$1,012,463	$980,799	$947,477	$918,264
End of Period Working Capital Loans	$41,526	$49,808	$53,699	$59,043	$51,812
Total Owned Net Investment in Leases and Loans (2)	$1,023,190	$1,062,271	$1,034,498	$1,006,520	$970,076

Total Assets Serviced for Others	$192,731	$213,797	$264,226	$341,064	$328,252

Total Managed Assets	$1,215,921	$1,276,068	$1,298,724	$1,347,584	$1,298,328

Average Total Managed Assets	$1,177,812	$1,229,588	$1,278,394	$1,314,728	$1,343,862

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	1.09%	1.03%	1.27%	1.40%	1.79%
30+ Days Past Due Delinquencies	$11,114	$10,946	$13,130	$14,081	$18,249

60+ Days Past Due Delinquencies	0.64%	0.62%	0.83%	0.83%	1.00%
60+ Days Past Due Delinquencies	$6,518	$6,593	$8,542	$8,383	$10,220

Equipment Finance
30+ Days Past Due Delinquencies	1.11%	1.06%	1.27%	1.40%	1.82%
30+ Days Past Due Delinquencies	$10,830	$10,706	$12,390	$13,226	$17,576

60+ Days Past Due Delinquencies	0.67%	0.66%	0.87%	0.86%	1.05%
60+ Days Past Due Delinquencies	$6,518	$6,593	$8,515	$8,112	$10,156

Working Capital Loans
15+ Days Past Due Delinquencies	1.41%	0.52%	1.89%	1.75%	2.55%
15+ Days Past Due Delinquencies	$605	$268	$1,043	$1,058	$1,504

30+ Days Past Due Delinquencies	0.66%	0.47%	1.34%	1.42%	1.14%
30+ Days Past Due Delinquencies	$284	$240	$740	$855	$673

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted general and administrative expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.  See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.  See schedule for details.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020

Portfolio Asset Quality:
Net Charge-offs - Total Finance Receivables	$4,581	$4,861	$5,228	$7,771	$7,846
% on Average Total Finance Receivables	1.83%	1.88%	1.99%	3.00%	3.11%
Annualized

Net Charge-offs - Equipment Finance	$3,927	$4,310	$5,038	$6,634	$6,603
% on Average Net Investment in Equipment Finance	1.64%	1.75%	2.02%	2.72%	2.79%
Annualized

Net Charge-offs - Working Capital Loans	$654	$551	$190	$1,137	$1,243
% of Average Working Capital Loans	6.72%	4.82%	1.42%	7.95%	8.13%
Annualized

Total Allowance for Credit Losses	$16,882	$16,777	$19,211	$21,695	$52,060
% of Total Finance Receivables	1.66%	1.59%	1.86%	2.15%	5.09%

Allowance for Credit Losses - Equipment Finance	$15,198	$14,837	$17,115	$19,796	$44,860
% of Net Investment Equipment Finance	1.56%	1.47%	1.75%	2.09%	4.66%

Allowance for Credit Losses - Working Capital Loans	$1,684	$1,940	$2,096	$1,899	$7,200
% of Total Working Capital Loans	3.94%	3.79%	3.80%	3.14%	12.20%

Non-accrual - Equipment Finance	$3,693	$3,650	$6,307	$4,646	$5,950
Non-accrual - Equipment Finance	0.38%	0.36%	0.65%	0.49%	0.62%

Non-accrual - Working Capital Loans	$284	$248	$740	$946	$755
Non-accrual - Working Capital Loans	0.66%	0.48%	1.34%	1.57%	1.28%

Non-accrual - Total Finance Receivables	$3,977	$3,898	$7,047	$5,592	$6,705
Non-accrual - Total Finance Receivables	0.39%	0.37%	0.68%	0.55%	0.66%

Restructured - Total Finance Receivables	$3,008	$2,830	$2,323	$2,668	$22,613

Expense Ratios:
Salaries and Benefits Expense	$11,451	$12,469	$10,897	$9,351	$9,519
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	4.58%	4.83%	4.16%	3.62%	3.77%

Total personnel end of quarter	352	356	348	348	339

General and Administrative Expense	$13,354	$6,068	$6,092	$7,052	$13,605
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	5.34%	2.35%	2.32%	2.73%	5.39%
Adjusted General and Administrative Expense
Annualized % of Avg. Fin. Recbl. (3)	2.75%	2.26%	2.23%	2.40%	2.62%

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted general and administrative expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.  See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.  See schedule for details.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Supplemental Quarterly Data
 (Dollars in thousands, except share amounts)

Quarter Ended:	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020

Expense Ratios:
Non-Interest Expense/Average Total Managed Assets	8.42%	6.03%	5.32%	4.99%	8.89%
Adjusted Non-Interest Expense/Average Total Managed Assets (4)	6.14%	5.68%	5.10%	4.56%	4.74%

Efficiency Ratio	67.20%	59.07%	48.02%	43.22%	83.51%
Adjusted Efficiency Ratio (4)	57.80%	55.78%	46.05%	40.23%	52.68%

Balance Sheet:

Assets
Investment in Leases and Loans	$1,019,311	$1,057,726	$1,032,868	$1,007,707	$1,002,611
Initial Direct Costs and Fees	20,761	21,322	20,841	20,508	19,525
Reserve for Credit Losses	(16,882)	(16,777)	(19,211)	(21,695)	(52,060)
Net Investment in Leases and Loans	$1,023,190	$1,062,271	$1,034,498	$1,006,520	$970,076
Cash and Cash Equivalents	140,942	139,731	132,461	123,096	211,070
Restricted Cash	13,174	8,152	7,576	6,931	6,474
Other Assets	69,409	69,829	72,881	70,896	75,917
Total Assets	$1,246,725	$1,279,983	$1,247,416	$1,207,443	$1,263,537

Liabilities
Deposits	840,167	888,561	869,257	839,132	941,996
Total Debt	129,171	109,637	91,739	76,091	62,193
Other Liabilities	75,737	76,231	77,633	77,264	70,858
Total Liabilities	$1,045,075	$1,074,429	$1,038,629	$992,487	$1,075,047

Stockholders' Equity
Common Stock	$123	$123	$122	$121	$119
Paid-in Capital, net	83,213	82,724	80,226	79,665	75,647
Other Comprehensive Income (Loss)	(4)	48	89	58	20
Retained Earnings	118,318	122,659	128,350	135,112	112,704
Total Stockholders' Equity	$201,650	$205,554	$208,787	$214,956	$188,490

Total Liabilities and
Stockholders' Equity	$1,246,725	$1,279,983	$1,247,416	$1,207,443	$1,263,537

Capital and Leverage:
Equity	$201,650	$205,554	$208,787	$214,956	$188,490
Debt to Equity	4.81	4.86	4.60	4.26	5.33
Equity to Assets	16.17%	16.06%	16.74%	17.80%	14.92%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	15.41%	15.24%	15.28%	16.31%	16.18%
Common Equity Tier 1 Risk-based Capital	17.25%	17.01%	17.72%	18.73%	18.64%
Tier 1 Risk-based Capital	17.25%	17.01%	17.72%	18.73%	18.64%
Total Risk-based Capital	18.50%	18.26%	18.98%	19.99%	19.94%

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized.
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted general and administrative expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.  See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.  See schedule for details.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.